                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                    APRIL 2, 1999


                          HEURISTIC DEVELOPMENT GROUP, INC.
                      ------------------------------------------
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                   0-29044                   95-4491750
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   (STATE OR OTHER                (COMMISSION               (IRS EMPLOYER
    JURISDICTION OF               FILE NUMBER)               IDENTIFICATION
    INCORPORATION)                                           NUMBER)


        1219 MORNINGSIDE DRIVE, SUITE 102, MANHATTAN BEACH, CALIFORNIA 90266
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                                   (310)  378-1749
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                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS

     On April 2, 1999, Heuristic Development Group, Inc., a Delaware corporation ("HDG""), entered into a letter of intent dated as of March 31, 1999 (the "Letter of Intent") with Virtual Communities, Inc., a Delaware corporation ("VCI"), a copy of which is attached hereto as EXHIBIT 99.1 and incorporated herein by reference. The Letter of Intent provides for the merger of VCI with HDG (the "Transaction"). Under the Transaction HDG would acquire VCI for approximately 11.1 million shares of HDG common stock (subject to adjustment). The Transaction is expected to close in the second quarter of 1999, subject to the negotiation of definitive agreements and the satisfaction of certain conditions, including obtaining the approval of HDG's stockholders and an opinion from an investment banking firm satisfactory to HDG that the Transaction is fair to HDG's stockholders. The foregoing description of the Transaction is subject to and qualified by the terms and conditions set forth in the Letter of Intent.

     On April 6, 1999, HDG issued a press release announcing that it had entered into the Letter of Intent. A copy of such press release is attached hereto as
EXHIBIT 99.2 and incorporated herein by this reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The following Exhibits are filed herewith as part of this current Report:


     Exhibit                  Description of Document
     -------                  -----------------------
     99.1                Letter of Intent, dated as of March 31, 1999 between
                         Heuristic Development Group, Inc.  and Virtual
                         Communities, Inc.

     99.2                Press Release, dated April 6, 1999


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HEURISTIC DEVELOPMENT GROUP, INC.



April 7, 1999                      By:  /s/ Theodore Lanes
-------------                           ------------------------------------
   (Date)                                    Theodore Lanes
                                             Chief Financial Officer


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